Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G/A (including amendments thereto) with respect to the Common Stock, $0.01 par value per share, of ClearPoint Neuro, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. It is understood and agreed that the joint filing of the Schedule 13G/A shall not be construed as an admission that the persons named herein constitute a group for purposes of Regulation 13D-G of the Securities Exchange Act of 1934, as amended.

Dated: August 12, 2026


MAK CAPITAL FUND LP

By: MAK GP LLC, general partner
By: /s/ Michael A. Kaufman
    -----------------------------
    Michael A. Kaufman, Managing Member


MAK CAPITAL ONE L.L.C.

By: /s/ Michael A. Kaufman
    -----------------------------
    Michael A. Kaufman, Managing Member


/s/ Michael A. Kaufman
-----------------------------
MICHAEL A. KAUFMAN